AGREEMENT TO CANCEL MANAGEMENT CONTRACT

     This Agreement is made and entered into this 18th day of June, 1999 by and between:


POWERSOFT TECHNOLOGIES, INC.
1088-650
West Georgia Street
P.O. Box 11586
Vancouver, B.C.
Canada V6B 4N8

AND

HENG FAI MANAGEMENT, INC.
10TH  Floor,
Lippo Protective Tower
231-235
Gloucester Road
Wanchai, Hong Kong


THE PARTIES hereby agree to cancel the management contract entered into on November 1, 1996 by and between the owners of Powersoft Technologies, Inc., and Heng Fai Management, Inc., pursuant to which Powersoft Technologies, Inc. was required to pay U.S.$500,000.00 per year to Heng Fai Management, Inc.

This agreement shall be effective as of June 18, 1999.

         POWERSOFT TECHNOLOGIES, INC.

         /s/ Robert H. Trapp
         -------------------------------------
         Robert H. Trapp, Director


         SAR TRADING LIMITED

         /s/ Fai H. Chan
         -------------------------------------
         Fai H. Chan, Director